Exhibit 10.17

DIGITAL IMPACT, INC
1999 DIRECTOR EQUITY PLAN
RESTRICTED STOCK AGREEMENT
FOR OUTSIDE DIRECTORS

Digital Impact, Inc. (the “Company”) hereby grants you (the “Outside Director”), an award of Restricted Stock under the Company’s 1999 Director Equity Plan (the “Plan”), of the number of shares of Common Stock of the Company (“Shares”) effective as of the date (the “Grant Date”) indicated on the Notice of Grant of Restricted Stock (the “Notice of Grant”).  The Notice of Grant and this agreement collectively are referred to as the “Agreement.”  Subject to the provisions of this Agreement and of the Plan, the purchase price per Share of your Restricted Stock grant is the par value, $0.001 per Share, as indicated on the Notice of Grant.  Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

IMPORTANT:

Your signature to the Notice of Grant indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in this Agreement and the Plan.  For example, important additional information on vesting and forfeiture of the Shares covered by this grant is contained in the Notice of Grant.  PLEASE BE SURE TO READ ALL OF THE NOTICE OF GRANT, WHICH CONTAINS CERTAIN SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

1.                                       Grant.  The Company hereby grants to the Outside Director under the Plan an Award of the number of Shares of Restricted Stock set forth on the Notice of Grant for past services and as a separate incentive in connection with his or her service on the Grant Date, subject to all of the terms and conditions in this Agreement and the Plan.

2.                                       Shares Held in Escrow.  Unless and until the Shares of Restricted Stock shall have vested in the manner set forth in paragraph 3 of this Agreement, such Shares shall be issued in the name of the Outside Director and held by the Secretary of the Company (or its designee) as escrow agent (the “Escrow Agent”), and shall not be sold, transferred or otherwise disposed of, and shall not be pledged or otherwise hypothecated.  The Company may determine to issue the Shares in book entry form and/or may instruct the transfer agent for its common stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement and the Plan.  The certificate or certificates representing such Shares shall not be delivered by the Escrow Agent to the Outside Director unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied.  The Shares of Restricted Stock will be released from escrow as soon as practicable after the Shares vest.

3.                                       Vesting Schedule.  Except as provided in Section 11 of the Plan, the Shares of Restricted Stock awarded by this Agreement shall vest as to 25% of the Shares on each anniversary of the Grant Date.  Shares scheduled to vest on any date actually will vest only if the Outside Director continues to serve as a Director on such date.

4.                                       Forfeiture.  Notwithstanding any contrary provision of this Agreement, the balance of the Shares of Restricted Stock that have not vested pursuant to paragraph 3 of this Agreement or Section 11 of the Plan at the time the Outside Director ceases to be a Director will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company.  The Outside Director hereby appoints the Escrow Agent with full power of substitution, as the Outside Director’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Outside Director to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon the Outside Director’s ceasing to be a Director.

5.                                       Assignment Separate from Certificate.  For purposes of facilitating the enforcement of the provisions of paragraph 4 above, the Outside Director agrees immediately upon the execution of this Agreement, to deliver an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed by the Outside Director in blank, to the Secretary of the Company, or the Secretary’s designee, who shall hold such Assignment in escrow and shall take all such actions and effectuate all such transfers and/or releases as or in accordance with the terms of this Agreement.

6.                                       Death of Outside Director.  Any distribution or delivery to be made to the Outside Director under this Agreement will, if the Outside Director is then deceased, be made to the administrator or executor of the Outside Director’s estate.  Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.                                       Withholding of Taxes.  The Company will assess its requirements regarding tax, social insurance and any other payroll tax withholding and reporting in connection with this Restricted Stock, including the grant, vesting or purchase of the Restricted Stock or sale of Shares acquired pursuant to this grant of Restricted Stock (“tax-related items”).  These requirements may change from time to time as laws or interpretations change.  Regardless of the Company’s actions in this regard, the Outside Director hereby acknowledges and agrees that the ultimate liability for any and all tax-related items is and remains his or her responsibility and liability and that the Company (1) makes no representations or undertaking regarding treatment of any tax-related items in connection with any aspect of this Restricted Stock grant, including the issuance, vesting or purchase of Restricted Stock covered by this grant and the subsequent sale of Shares acquired pursuant to this grant of Restricted Stock; and (2) does not commit to structure the terms of the grant or any aspect of this Restricted Stock grant to reduce or eliminate the Outside Director’s liability regarding tax-related items.  Notwithstanding any contrary provision of this Agreement, no Restricted Stock will be issued unless and until satisfactory arrangements (as determined by the Committee) will have been made by the Outside Director with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Shares.  The Outside Director authorizes the Company to withhold all applicable withholding taxes from the Outside Director’s compensation.  Furthermore, the Outside Director agrees to pay the Company any amount of taxes the Company Affiliate may be required to withhold or collect as a result of the Outside Director’s participation in the Plan that cannot be satisfied by deduction from the Outside Director’s cash compensation paid to the Outside Director by the Company.

8.                                       Rights as a Stockholder. Neither the Outside Director nor any person claiming under or through the Outside Director will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Outside Director or the Escrow Agent.  Subject to Section 11 of the Plan, after such issuance, recordation and delivery, the Outside Director will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.                                       Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its General Counsel, at Digital Impact, Inc., 177 Bovet Road, Suite 200, San Mateo, CA 94402, or at such other address as the Company may hereafter designate in writing.

10.                                 Section 83(b) Election. The Outside Director may elect to be taxed (and commence his or her capital gains holding period for the Restricted Shares) at the time the Restricted Shares are granted rather than upon vesting by filing an election under Section 83(b) of the Code with the United States Internal Revenue Service within thirty (30) days from the Grant Date.  The form for making this election is attached as Exhibit B hereto.  THE OUTSIDE DIRECTOR ACKNOWLEDGES THAT IT IS THE OUTSIDE DIRECTOR’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE OUTSIDE DIRECTOR REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.  If the Outside Director files an election under Section 83(b), the Outside Director must pay the applicable income tax.  However, if the Outside Director’s service with the Company subsequently terminates before the Restricted Shares vest, the Outside Director will not be entitled to any refund of the taxes paid on the unvested Restricted Shares.

The Outside Director should review with the Outside Director’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Outside Director should rely solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Outside Director (and not the Company) shall be responsible for all of the Outside Director’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

11.                                 Limited Transferability.  Except to the limited extent provided in paragraph 6 above, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process; provided, however, that the Outside Director may transfer the Shares of Restricted Stock (i) to one or more Family Members, as such term is defined in Section 10 of the Plan, and (ii) under a domestic relations order in settlement of marital property rights.  Except as permitted by this Agreement, upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12.                                 Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.                                 Additional Conditions to Issuance of Certificates for Shares and Release from Escrow.  The Company shall not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to paragraph 2 of this Agreement prior to fulfillment of all the following conditions:  (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience.

14.                                 Deferrals.  The Outside Director may, at his or her election, defer the receipt of Shares of Restricted Stock otherwise deliverable hereunder upon the vesting of Shares of Restricted Stock, subject to the rules and procedures implemented by the Administrator and applicable laws.

15.                                 Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

16.                                 Administrator Authority.  The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Outside Director, the Company and all other interested persons.  The Administrator will not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

17.                                 Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18.                                 Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

19.                                 Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  The Outside Director expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

20.                                 Amendment, Suspension or Termination of the Plan.  By accepting this Award, the Outside Director expressly warrants that he or she has received a grant of Restricted Stock under the Plan, and has received, read and understood a description of the Plan.  The Outside Director understands that the Plan may be amended, altered, suspended or terminated by the Company at any time.

21.                                 Notice of Governing Law.  This grant of Restricted Stock shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

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EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I,                                                                        , hereby sell, assign and transfer unto                                                                                                                                                                   (                            ) shares of the Common Stock of Digital Impact, Inc., standing in my name on the books of said corporation represented by Certificate No.          herewith and do hereby irrevocably constitute and appoint                                                         to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Agreement (the “Agreement”) between                                                           and the undersigned Outside Director dated                                     .

Dated:

Signature of Outside Director:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line.  The purpose of this assignment is to facilitate the forfeiture provision set forth in the Agreement, without requiring additional signatures on the part of the Outside Director.

Exhibit B

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below

1.                                       The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

	TAXPAYER:	SPOUSE:
NAME:

ADDRESS:

IDENTIFICATION NO.:

TAX YEAR:

2.                                       The property with respect to which the election is made is described as follows:                        shares (the “Shares”) of the Common Stock of Digital Impact, Inc. (the “Company”).

3.                                       The date on which the property was transferred is:                                       ,                     .

4.                                       The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company.  These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.                                       The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is $                      .

6.                                       The amount (if any) paid for such property is $                      .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:	,
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:	,
Spouse of Taxpayer